Exhibit 10.41

AMENDMENT NUMBER 1

TO THE

GOODRICH CORPORATION

SAVINGS BENEFIT RESTORATION PLAN

THIS AMENDMENT NUMBER 1 is made this 8th day of December, 2011, by Goodrich Corporation (hereinafter referred to as the “Company”);

W I T N E S S E T H

WHEREAS, the Company maintains the Goodrich Corporation Savings Benefit Restoration Plan, as amended and restated, generally effective as of January 1, 2005 (hereinafter referred to as the “Plan”); and

WHEREAS, pursuant to Article V of the Plan, the Company has retained the right to amend the Plan from time to time.

NOW, THEREFORE, the Company hereby amends the Plan as follows:

Effective December 6, 2011, Section 5.1 is deleted and the following is inserted in lieu thereof:

5.1	The Board of Directors of the Company reserves the right to amend this Plan or terminate it at any time; provided, however, that no such amendment or termination shall have the effect of reducing the amount credited to an Eligible Employee’s Book Account prior to such amendment or termination. In addition, the Committee may amend the Plan at any time and in any way which it deems necessary or appropriate, provided that such amendment will not materially affect the cost of the Plan to the Company, materially alter the basic nature of the Plan or materially affect the financing of the Plan. Notwithstanding any provision herein to the contrary, the Compensation Committee of the Board of Directors shall recommend for approval to the Board any amendments to the Plan that would materially affect the cost of the Plan, materially alter the basic nature of the Plan or materially affect the financing of the Plan. Notwithstanding the foregoing, the Plan may not be amended or terminated for a period of two years after a Change in Control unless a majority of the Eligible Employees participating in the Plan consent to the amendment or termination.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION

By:

Its:

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